Exhibit 99.1

MoSys, Inc. Reports First Quarter 2017 Financial Results

SANTA CLARA, Calif., May 11, 2017 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ:MOSY), today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Results
Total net revenue for the first quarter of 2017 was $1.2 million, compared with $1.4 million in the previous quarter and $1.5 million in the first quarter of 2016. Product revenue in the first quarter was $1.0 million, consistent with the fourth quarter of 2016, and compared with $1.1 million in the year-ago period.

Gross margin for the first quarter of 2017 was 50 percent, compared with 57 percent in the fourth quarter of 2016 and 41 percent for the first quarter of 2016.

Total operating expenses on a GAAP basis for the first quarter of 2017 were $4.8 million, compared with $15.1 million in the fourth quarter of 2016, which included a non-cash goodwill impairment charge of $9.9 million, and $7.4 million in the year-ago period.

In February 2017, the Company effected a 1-for-10 reverse stock split of its common stock. All share and per share amounts in this press release have been adjusted to reflect the reverse stock split for all current and prior periods.

GAAP net loss for the first quarter of 2017 was $4.4 million, or ($0.66) per share, compared with a net loss of $14.5 million, or ($2.18) per share, in the previous quarter and a net loss of $6.9 million, or ($1.05) per share, for the first quarter of 2016. Non-GAAP net loss for the first quarter of 2017 was $4.2 million, or ($0.63) per share, which excludes intangible asset amortization and stock-based compensation expenses. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Management Commentary
“First quarter 2017 product revenue was primarily comprised of ongoing shipments of our Bandwidth Engine® 2 ICs, with the majority of those shipments to our lead IP security appliance customer. We have a reliable volume forecast from this customer for the remainder of this year, and are working to confirm order commitments from our other top customers,” commented Len Perham, MoSys’ President and CEO. “During the first quarter, we won our first Bandwidth Engine 3 design-in with a leading networking equipment supplier in China, and received our first pre-production order from this customer. We also secured additional Bandwidth Engine 2 design-ins with multiple customers for next-generation video applications.

“After the close of the quarter, as previously announced, we revised our operating plan and began implementing our cost reduction initiatives. We expect to realize significant operating cost savings from these actions, and believe these expense reductions will position us to maintain ongoing operations and preserve cash until such time that our past design wins ramp more materially.”

Mr. Perham further commented, “Although we are now running a leaner organization, we remain confident that we have the necessary resources and personnel to fully support the current needs and firm orders of our customers. In addition, we remain focused on carefully managing operating costs and expanding our portfolio of design wins, while continuing to explore strategic alternatives and asset monetization strategies to ensure our viability and provide value to our stockholders.”

Financial Results Conference Call
The Company will not be hosting a conference call or webcast in conjunction with today’s release of its first quarter results.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of non-cash goodwill impairment, restructuring, stock-based compensation and intangible asset amortization charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 11, 2017 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  a lack of working capital to fund continued product development and growth;
  achieving additional IC design wins;
  commencing volume shipments of Bandwidth Engine ICs;
  the timing of customer orders and product shipments;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future. There can be no assurance that MoSys’ review of strategic alternatives will result in any specific action.

About MoSys, Inc.
MoSys, Inc. (NASDAQ:MOSY) is a fabless semiconductor company enabling leading equipment manufacturers of Cloud, networking, communications, and data center systems to address the continual increase in Internet users, data and services. The company's solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys' Bandwidth Engine®, Programmable Search Engine, and LineSpeed™ IC product families are based on the company's patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the company's highly efficient GigaChip® Interface. MoSys is headquartered in Santa Clara, California. More information is available at www.mosys.com.

Bandwidth Engine, GigaChip and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended
		March 31,
		2017	2016

Net Revenue
Product		$955	$1,120
Royalty and other		257	331
	Total net revenue	1,212	1,451

Cost of Net Revenue		602	863

Gross Profit		610	588

Operating Expenses
Research and development		3,485	5,232
Selling, general and administrative		1,314	1,516
Restructuring and impairment charges		-	676
	Total operating expenses	4,799	7,424

Loss from operations		(4,189)	(6,836)

Other expense, net		(216)	(29)
Net Loss		$(4,405)	$(6,865)

Net loss per share
Basic and diluted		$(0.66)	$(1.05)

Shares used in computing net loss per share
Basic and diluted		6,647	6,567

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		March 31,	December 31,
		2017	2016

Assets
Current assets:
	Cash, cash equivalents and investments	$5,570	$9,768
	Accounts receivable, net	710	559
	Inventories	1,055	1,451
	Prepaid expenses and other	321	473
	Total current assets	7,656	12,251

Property and equipment, net		1,078	1,274
Goodwill		13,276	13,276
Other		318	344
	Total assets	$22,328	$27,145

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$402	$561
	Accrued expenses and other	1,913	2,773
	Total current liabilities	2,315	3,334

Notes payable		8,699	8,250
Other		226	233
	Total liabilities	11,240	11,817

Stockholders' equity		11,088	15,328

	Total liabilities and stockholders’ equity	$22,328	$27,145

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended
		March 31,
		2017	2016

GAAP net loss		$(4,405)	$(6,865)
	Stock-based compensation expense
-	Research and development	109	438
-	Selling, general and administrative	76	167
	Total stock-based compensation expense	185	605

	Restructuring and impairment charges	-	676
	Amortization of intangible assets	28	28

Non-GAAP net loss		$(4,192)	$(5,556)

GAAP net loss per share		$(0.66)	$(1.05)
	Reconciling items
-	Stock-based compensation expense	0.03	0.10
-	Restructuring and impairment charges	-	0.10
-	Amortization of intangible assets	-	-

Non-GAAP net loss per share: basic and diluted		$(0.63)	$(0.85)

Shares used in computing non-GAAP net loss per share
	Basic and diluted	6,647	6,567

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

Beverly Twing, Sr. Acct. Manager
Shelton Group, Investor Relations
+1 (214) 272-0089
btwing@sheltongroup.com